EXHIBIT 11--STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                                    Three Months Ended
                                                         June 30,
                                                  ----------------------
                                                     1996        1995
                                                  ----------  ----------
PRIMARY

    Average shares outstanding                     5,418,525   5,355,891
    Net effect of dilutive stock
      options and warrants--based
      on the treasury stock method

      using average market price                     344,844     200,992
                                                  ----------  ----------
                               TOTAL               5,763,369   5,556,883
                                                  ----------  ----------

    Net income                                    $  853,000  $  507,000
                                                  ----------  ----------
    Per share amount                              $      .15  $      .09
                                                  ----------  ----------
FULLY DILUTED

    Average shares outstanding                     5,418,525   5,355,891
    Net effect of dilutive stock
      options and warrants--based
      on the treasury stock method
      using the higher of ending

      or average market price                        361,796     200,992
                                                  ==========  ==========
                               TOTAL               5,780,321   5,556,883
                                                  ==========  ==========

    Net income                                    $  853,000  $  507,000
                                                  ==========  ==========
    Per share amount                              $      .15  $      .09
                                                  ==========  ==========

The number of shares and per share amounts for the three months ended June 30, 1995 have been retroactively adjusted to reflect the Company's 1 for 2 reverse stock split, effected March 21, 1996.


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